UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2021

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2021, Trevi Therapeutics, Inc. (the “Company”) announced the hiring of Lisa Delfini, who will serve as the Company’s Chief Financial Officer and principal financial officer upon her start date of August 9, 2021.

Ms. Delfini, 51, served as a Financial Accounting and Advisory Services Partner at Marcum LLP, an accounting and advisory services company, from 2015 until August 6, 2021. Previously, she worked at General Electric Company, a multinational conglomerate, as Global Controller for the GE Corporate Technical Center of Excellence from 2011 to 2014 and as Global Controller for the GE Industrial Solutions division from 2014 to 2015.  Ms. Delfini began her career at Deloitte & Touche LLP, where she worked for 16 years, completing her time there as a Client Service Partner.  Ms. Delfini received a Bachelor of Science in Accounting from Lehigh University and is a Certified Public Accountant licensed by the state of Connecticut.

In connection with Ms. Delfini’s hiring, she and the Company entered into an offer letter agreement (the “Offer Letter”) providing for, among other things, an annualized base salary of $330,000, and an annual incentive bonus of up to 35% of her annualized base salary. Pursuant to the Offer Letter, Ms. Delfini will also be eligible for separation benefits under the Company’s Executive Separation Benefits and Retention Plan (the “Separation Benefits Plan”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38886), filed with the SEC on September 24, 2019; provided, however, that if her employment terminates prior to August 9, 2022, she shall only be eligible for severance payments under certain circumstances pursuant to Sections 6(b)(i) or 7(a) of the Separation Benefits Plan and no other provisions thereunder, and the relevant period for purposes of the calculation of such benefits shall be three months, notwithstanding the terms of the Separation Benefits Plan.

In addition, in connection with Ms. Delfini’s hiring, she has been granted an option to purchase 100,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on August 9, 2021. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the original number of shares underlying the option monthly thereafter.

Ms. Delfini will also enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-230745) filed with the SEC on April 5, 2019. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Ms. Delfini for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service to the Company.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: August 9, 2021	By:	/s/ Christopher Galletta
Name: Christopher Galletta
Title: Controller and Treasurer